Exhibit 23.20

CONSENT OF QUALIFIED PERSON

August 22, 2024

Re:	Registration Statement (as defined below) to be filed by McEwen Mining Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”)

I, Benoit Bissonnette, consent to:

•	the use of the report titled “Technical Report Summary on the Initial Assessment of the Fox Complex” (the “Technical Report Summary”), that is current as of December 31, 2021, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC under the Securities Act of 1933, as amended (the “Act”), as referenced in the Registration Statement on Form S-8 to which this consent is being filed by the Company with the SEC as an exhibit (the “Registration Statement”);

•	the use of and reference to my name, by incorporation by reference or otherwise, in the Registration Statement, including any reference to my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC under the Act), in connection with such use in the Registration Statement; and

•	the incorporation by reference of any extracts from, or summary of, the sections of the Technical Report Summary that were prepared by me in the Registration Statement and the use in the Registration Statement, by incorporation by reference or otherwise, of any quotation from, or summarization of, the sections of the Technical Report Summary that were prepared by me and any information derived, summarized, quoted or referenced from the sections of the Technical Report Summary, or portions thereof, that were prepared by me that is included or incorporated by reference in the Registration Statement.

For purposes of the foregoing, I confirm that I am responsible for authoring, and this consent pertains to, the sections of the Technical Report Summary that were prepared by me. I certify that I have read the quotations from and summarizations of, as applicable, the sections of the Technical Report Summary that were prepared by me that were used or incorporated by reference in the Registration Statement and that they fairly and accurately represent in all material respects the corresponding information in the Technical Report Summary.

By:	/s/ Benoit Bissonnette
Name:	Benoit Bissonnette, P. Eng.